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Exhibit 23. CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of McDonald's Corporation and in the related prospectuses of our report dated January 23, 2003 with respect to the Consolidated financial statements of McDonald's Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Commission File No.
Form S-8	Form S-3

33-09267	33-00001
33-24958	33-64873
33-49817	333-25899
33-50701	333-59145
33-58840	333-60170
333-03409	333-82920
333-65033	333-92212
333-36776
333-36778
333-71656

ERNST & YOUNG LLP
Chicago, Illinois March 12, 2003

87

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  Exhibit 23. CONSENT OF INDEPENDENT AUDITORS